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                                                                    Exhibit 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
First Federal Bank, F.S.B.

We consent to the use in this Registration Statement on Form SB-2 filed with the Securities and Exchange Commission and Form AC filed with the Office of Thrift Supervision on June 23, 2000, of our report dated March 17, 2000, on the financial statements of First Federal Bank, F.S.B. for the year ended February 29, 2000. We also consent to the reference to us under the headings "The Conversion -Effects of Conversion to Stock Form - Tax Effects," "Legal and Tax Opinions," and "Experts" in this Registration Statement on Forms SB-2 and AC.

                                             /s/ Crowe, Chizek and Company LLP
                                             -----------------------------------
                                             Crowe, Chizek and Company LLP



Oak Brook, Illinois
June 23, 2000